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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 16, 1999

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                               OCEAN ENERGY, INC.
             (Exact name of registrant as specified in its charter)

            Texas                      1-8094               74-1764876
(State or other jurisdiction       (Commission File       (I.R.S. Employer
of incorporation or organization        Number)          Identification Number)

   1001 Fannin, Suite 1600                                   77002-6714
       Houston, Texas                                        (Zip Code)
    (Address of principal
      executive offices)

       Registrant's telephone number, including area code: (713) 265-6000

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Item 5.  Other Events.

     On November 2, 1999, Ocean Energy, Inc., a Texas corporation (the "Company"), announced the sale of ENSTAR Natural Gas Company and the Alaska Pipeline Company to SEMCO ENERGY, Inc. for total proceeds of approximately $290 million, as set forth in Exhibit 99.1 hereto. On October 20, 1999, the Company announced its financial results for the quarter ended September 30, 1999, as set forth in Exhibit 99.2 hereto. On September 16, 1999, the Company announced the sale of certain Arkoma Basin assets to Cross Timbers Oil Company for cash proceeds of approximately $231 million.

     The foregoing summary is subject to the full texts of the press releases with respect thereto, copies of which are attached hereto as Exhibit 99.1,
Exhibit 99.2 and Exhibit 99.3 and are incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

99.1     Press Release of the Company, dated November 2, 1999.

99.2     Press Release of the Company, dated October 20, 1999.

99.3     Press Release of the Company, dated September 16, 1999.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 OCEAN ENERGY, INC.


                                 By:  /s Robert K. Reeves
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                                         Robert K. Reeves
                                         Executive Vice President,
                                         General Counsel and Secretary
Dated: November 8, 1999

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                                 EXHIBIT INDEX

Exhibit No.           Description
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   99.1               Press Release of the Company, dated November 2, 1999.

   99.2               Press Release of the Company, dated October 20, 1999.

   99.3               Press Release of the Company, dated September 16, 1999.